Exhibit 2

NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE 1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES MUST NOT BE TRADED BEFORE [THE DAY THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].

THIS AGREEMENT is made as of the 24th day of September  2010.

TRANSFER AGREEMENT

BETWEEN:

PHILEX MINING CORPORATION, a corporation organized under the laws of the Philippines, having an office at the Philex Building, 27 Brixton Street, Pasig City

(the "Vendor")

AND:

PHILEX PETROLEUM CORPORATION, a corporation organized under the laws of the Philippines, having an office at 27 Brixton Street, Pasig City

(the "Purchaser")

WHEREAS:

A.
The Vendor is the registered and beneficial owner of 225,000,000 common shares in the capital of FEC Resources Inc., a company organized under the laws of Canada (the "Company") and a reporting issuer in British Columbia; and

B.
The Vendor has agreed to sell and the Purchaser has agreed to purchase 225,000,000 common shares in the capital of the Company beneficially owned by the Vendor (the "Shares") on the terms and conditions hereinafter set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.        Purchase and Sale

1.1      On the basis of the representations and warranties of the parties hereto and subject to the terms and conditions hereof, the Purchaser hereby purchases from the Vendor, and the Vendor hereby sells to the Purchaser, the Shares (the "Transfer").  The purchase price of the Shares is an aggregate purchase price of Three Hundred Forty Two Million Three Hundred Thirty Seven Thousand Six Hundred Ninety Eight Pesos (Php 342,337,698.00) (the "Purchase Price").

1.2      The Vendor hereby acknowledges receipt of the Purchase Price in full from the Purchaser.

1.3      The Purchaser hereby acknowledges receipt from the Vendor of the share certificate(s) representing the Shares (the Certificates), together with one or more signed stock transfer powers of attorney endorsed by the Vendor for transfer, in the form acceptable to the Company and the Company’s registrar and transfer agent for the purposes of effecting the Transfer and the registration of the Shares in the name of the Purchaser; provided that Vendor shall cause the signatures appearing on the stock transfer powers of attorney to be medallion-guaranteed within a reasonable period, not exceeding 90 days from execution of this Agreement, unless the Purchaser agrees to an extension thereof. The Vendor shall provide all other documents and instruments as the Purchaser or the Company’s registrar and transfer agent may reasonably require.

2.        Representations and Warranties

2.1      The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the Transfer as contemplated herein, that:

(a)
the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

(c)
the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(d)
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate:  (i) any contract or agreement to which the Vendor is a party; (ii) any provisions of the articles or bylaws or resolutions of the directors or shareholders of the Vendor; (iii) any judgement, decree or order of any governmental body having jurisdiction over the Vendor; or (iv) any applicable laws or regulations;

(e)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:

(i)	purchase or otherwise acquire the Shares; or

(ii)	require the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement; and

(f)
this Agreement and all other documents required to be executed and delivered by the Vendor have been duly, or will when executed and delivered be duly, executed and delivered by the Vendor, and constitute the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies.

2.2      The Purchaser represents and warrants to the Vendor  with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the Transfer as contemplated herein, that it:

(a)	is not a U.S. Person and is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(b)	is outside the United States when receiving and executing this Agreement;

(c)
understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S promulgated under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(d)
understands and agrees that offers and sales of any of the Shares prior to the expiration of a prescribed period after the date of transfer of the Shares (the "Distribution Compliance Period") will only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period will be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

(e)
understands and agrees that the Shares may not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period;

(f)
understands and agrees not to engage in any hedging transactions involving the Shares prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act;

(g)
understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(h)
acknowledges that Purchaser has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(i)
acknowledges that the Company is relying on exemptions in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators from the requirements to provide the Purchaser with a prospectus and to transfer the Shares through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Shares pursuant to these exemptions, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Purchaser;

(j)
is acquiring the Shares as principal for investment only and not with a view to resale or distribution and, in particular, the Purchaser has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons, except in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

(k)	has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;

(l)
has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(m)
understands that the sale of the Shares to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

(n)	has adequate net worth and means of providing for its current financial needs and possible personal contingencies; and

(o)
is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2.3      The Purchaser agrees to deliver, along with an executed copy of this Agreement such other supporting documentation that the Company or its legal counsel may request to establish the Purchaser’s exemption from the prospectus and registration requirements of the B.C. Act.

2.4      In this Agreement, the term "U.S. Person" will have the meaning ascribed thereto in Regulation S.

3.        Legending and Registration of the Shares

3.1      The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement. The Purchaser hereby acknowledges that the following legend will be placed on the certificate(s) representing the Shares registered in the name of the Purchaser to the effect that the Shares represented by such certificates may not be traded except as permitted by applicable securities legislation:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DAY THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].

3.2      The Purchaser acknowledges and agrees that pursuant to British Columbia Instrument 51-509 - Issuers Quoted in the U.S. Over-the-Counter Markets ("BCI 51-509"), as adopted by the British Columbia Securities Commission, a subsequent trade in the Shares by the Purchaser in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "BC Legend") specified in BCI 51-509.

3.3      The Purchaser undertakes not to trade or resell any of the Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509.

3.4      By executing and delivering this Agreement, the Purchaser will have directed the Vendor and the Company not to include the BC Legend on any certificates representing the Shares to be issued to the Purchaser. As a consequence, the Purchaser will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the B.C. Act.

3.5      If the Purchaser wishes to trade or resell any of the Shares in or from British Columbia, the Purchaser agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Shares to the Company’s registrar and transfer agent to have the BC Legend imprinted on such certificate or to instruct the Company’s registrar and transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

4.       Further Assurances

4.1      The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

5.       Entire Agreement

5.1      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

6.       Independent Legal Advice

6.1      Each party hereto acknowledges that it has obtained independent legal advice regarding the execution of this Agreement, or has been advised of its respective right to obtain independent legal advice, and if such party has not in fact obtained independent legal advice, such party acknowledges herewith that such party understands the contents of this Agreement and waives the need for independent legal advice, and that it is executing the same voluntarily and without duress or pressure from the other parties or anyone on their behalf.

7.        Jurisdiction

7.1      This Agreement will be exclusively construed and enforced in accordance with the laws of the Republic of the Philippines.

8.       Currency

8.1      All funds referenced in this Agreement are stated in Philippine pesos.

9.       Electronic Means

9.1      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

10.     Counterparts

10.1    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

PHILEX MINING CORPORATION

Per: /s/ Jose Ernesto C. Villaluna, Jr.

JOSE ERNESTO C. VILLALUNA, JR.
President & COO
Authorized Signatory

PHILEX PETROLEUM CORPORATION

Per: /s/ Renato N. Migriño

RENATO N. MIGRIÑO
Treasurer
Authorized Signatory